UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ORBCOMM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Sales Talking Points Circulated by ORBCOMM Inc. on April 8, 2021

Talking Points for Customer-Facing Teams about ORBCOMM’s Agreement to be Acquired by GI Partners

•	As you may have heard, ORBCOMM has entered into a definitive agreement to be acquired by GI Partners, a leading investor in data infrastructure businesses based in San Francisco, CA.

•	It is an all-cash transaction that values ORBCOMM at approximately $1.1 billion.

•	This is exciting news for ORBCOMM and for you, as GI Partners will invest in ORBCOMM to drive innovation, offer more options for SaaS delivery and continue to improve the overall customer experience.

•

GI Partners has an established track record of working with companies to accelerate growth, and we look forward to continuing to expand our market share in the industrial IoT as a privately held company.

•	It is business as usual for ORBCOMM in all respects, and we remain committed to providing you with world-class service and the most comprehensive and innovative IoT solution offering.

•	The press release is posted on our web site. If you have any additional questions, feel free to contact us at any time.

•	Again, the ORBCOMM team is always here to assist you with whatever you need.

•	We will continue to update you as we complete the transaction in the second half of 2021.

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Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning ORBCOMM’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond ORBCOMM’s control, that may cause ORBCOMM’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, ORBCOMM may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require ORBCOMM to pay a termination fee; (iv) risks related to the diversion of management’s attention from ORBCOMM’s ongoing business operations; (v) risks regarding the failure of the buyer to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on ORBCOMM’s business relationships (including, without limitation, customers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. ORBCOMM undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between ORBCOMM and GI Partners, ORBCOMM will file with the SEC a preliminary Proxy Statement of ORBCOMM (the “Proxy Statement”). ORBCOMM plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. ORBCOMM URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ORBCOMM, GI PARTNERS, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by ORBCOMM with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by ORBCOMM with the SEC by accessing the Investor Relations section of ORBCOMM’s website at investors.orbcomm.com or by contacting ORBCOMM’s Investor Relations at investorrelations@orbcomm.com or calling +1 703.462.3894.

Participants in the Solicitation

ORBCOMM and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from ORBCOMM’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of ORBCOMM in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about ORBCOMM’s directors and executive officers in ORBCOMM’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from ORBCOMM using the contact information above.